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                                                                     Exhibit 99b



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                                            CARDINAL HEALTH, INC.
                              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 FOR THE FIVE YEARS AND INTERIM PERIOD ENDED
                                             SEPTEMBER 30, 2000
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                                                      Fiscal Year Ended June 30,                  Three
                                           -------------------------------------------------  Months Ended
                                           June 30,  June 30,  June 30,  June 30,   June 30,  September 30,
(in millions)                                1996      1997      1998      1999       2000         2000
                                           --------  --------  --------  --------   --------  -------------
Earnings from continuing operations
   before income taxes                     $(141.9)   $565.6    $691.4    $785.3    $1,077.8      $266.0

Add - Fixed Charges:
   Interest Expense                           62.1     107.2      94.7      99.5       119.3        30.8
   Interest Capitalized                         --       0.3       1.7       3.9         1.5         0.7
   Amortization of Debt Offering Costs         2.1       1.1       0.8       1.6         1.5         0.3
   Interest Portion of Rent Expense           20.8      24.1      24.6      27.8        32.9         9.4

                                           -------    ------    ------    ------    --------      ------
Total Fixed Charges                        $  85.0    $132.7    $121.8    $132.8    $  155.2      $ 41.2

Less: Interest Capitalized
                                                --      (0.3)     (1.7)     (3.9)       (1.5)       (0.7)

                                           -------    ------    ------    ------    --------      ------
Earnings before income taxes and
   fixed charges                           $ (56.9)   $698.0    $811.5    $914.2    $1,231.5      $306.5
                                           =======    ======    ======    ======    ========      ======

Ratio of Earnings to Fixed Charges            (0.7)      5.3       6.7       6.9         7.9         7.4
                                           =======    ======    ======    ======    ========      ======
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